EXHIBIT 10.1

FIFTH AMENDMENT TO
AMENDED AND RESTATED
CREDIT AGREEMENT

     This Fifth Amendment dated as of May 1, 2003 (this “Fifth Amendment”) to that certain Amended and Restated Credit Agreement, dated as of January 31, 2002, as amended by First Amendment to Amended and Restated Credit Agreement dated as of April 30, 2002, by Second Amendment to Amended and Restated Credit Agreement dated as of July 31, 2002, by Third Amendment to Amended and Restated Credit Agreement dated as of October 31, 2002, and by Amended and Restated Fourth Amendment to Amended and Restated Credit Agreement dated as of December 16, 2002 (collectively, the “Credit Agreement”), is among Newpark Resources, Inc., a Delaware corporation, the Lenders, Bank One, NA, a national banking association with its main office in Chicago, Illinois, individually as a Lender, as Administrative Agent, and as LC Issuer, and the undersigned Guarantors.

     WHEREAS, the Borrower intends to restructure the ownership structure of its Canadian operating subsidiary, Newpark Canada, Inc. to effect cost, tax, and other savings and operational efficiencies, and the parties wish to make certain modifications to the Credit Agreement to permit such restructuring and to modify certain other financial covenants, all by executing this Fifth Amendment on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto do hereby amend the Credit Agreement, all on the terms and conditions hereof and do hereby agree as follows:

     1.     Unless otherwise defined herein, all defined terms used in this Fifth Amendment shall have the same meaning ascribed to such terms in the Credit Agreement.

     2.     Sections 6.24.1 and 6.24.2 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

6.24.1. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated EBITDA for the fiscal quarter then ended, minus (ii) $1,500,000.00 for maintenance capital expenditures for the fiscal quarter then ended, minus (iii) the average of stock repurchases and/or retirements permitted under Section 6.10 for such fiscal quarter and the immediately preceding three fiscal quarters (exclusive of redemptions under Section 6.10 (iii)) to (x) Consolidated Interest Expense for the fiscal quarter then ended, plus (y) scheduled principal payments on Consolidated Indebtedness for the fiscal quarter then ended, plus (z) cash dividends on Existing Preferred Stock paid during the fiscal quarter then ended, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than the following:

Quarters ending:	Ratio:

December 31, 2001	3.00 to 1.00
March 31, 2002	2.25 to 1.00

Quarters ending:	Ratio:

June 30, 2002	2.50 to 1.00
September 30, 2002	1.75 to 1.00
December 31, 2002	2.00 to 1.00
March 31, 2003	2.00 to 1.00
June 30, 2003	2.50 to 1.00
All quarters ending thereafter	3.00 to 1.00

6.24.2. Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA at the end of each of its fiscal quarters, annualized, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be greater than the following:

Quarters ending:	Ratio:

December 31, 2001	3.00 to 1.00
March 31, 2002	4.00 to 1.00
June 30, 2002	5.50 to 1.00
September 30, 2002	5.25 to 1.00
December 31, 2002	4.75 to 1.00
March 31, 2003	4.50 to 1.00
June 30, 2003	4.00 to 1.00
September 30, 2003	3.50 to 1.00
December 31, 2003	3.25 to 1.00
All quarters ending thereafter	3.00 to 1.00

     3.     The form of the Compliance Certificate attached to the Credit Agreement as Exhibit “B” is hereby amended and restated entirely by the form of Compliance Certificate attached hereto as Exhibit “A”.

     4.     Notwithstanding any other provision of the Credit Agreement to the contrary, the Borrower is authorized to modify the ownership and intercompany debt structure of Newpark Canada, Inc., including making transfers of stock or ownership interests, creating and acquiring interests in one or more additional Canadian entities, creating or dissolving any entities, transferring intercompany investments and intercompany loans, transforming intercompany investments into intercompany loans and advances, and entering into all such other transactions in connection therewith and, in the case of any issuances of stock and other equity proceeds shall not be obligated to apply such proceeds to the Loans; provided, however, that (i) the final effect of such restructuring shall be that the Borrower or a wholly owned Subsidiary of the Borrower shall own, directly or indirectly, all stock or other equity interests in all such Canadian entities and Newpark Canada, Inc., (ii) prior to effecting such transaction the Borrower shall provide the Administrative Agent with details outlining the specific structures and steps intended to be effected and the Administrative Agent shall be satisfied with the same, and (iii) the Administrative Agent shall have received all such reports of accountants and advisors of the Borrower and opinions of counsel to the Borrower in connection therewith as it shall require. In connection therewith the Administrative Agent is authorized to release the pledge of stock of

Newpark Canada Inc. provided, however, that the Administrative Agent shall be furnished in pledge at least 65% but just less than 66-2/3% of all stock, membership interest, partnership interests, or equity interests in the highest tier Canadian Subsidiary and in such other Canadian Subsidiaries as the Administrative Agent shall require, and, in connection therewith shall be furnished such opinions of counsel as to the creation, perfection, and priority of such pledges as it may require.

     5.     Section 6.14 (v) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(v) Investments in Newpark Canada Inc. and all other Canadian Subsidiaries not in excess of the aggregate of $30,000,000.00 outstanding from time to time.

     6.     Except to the extent its provisions are specifically amended, modified or superseded by this Fifth Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants. Except to the extent its provisions are specifically amended, modified or superseded by this Fifth Amendment, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the parties hereto.

     7.     Each Guarantor hereby consents to the execution of this Fifth Amendment and reaffirms its Guaranty of all of the obligations of the Borrower. Each such Guarantor further acknowledges and consents to any increase in the obligations owed by such Guarantor as the result of this Fifth Amendment. Borrower and Guarantor acknowledge and agree that this Fifth Amendment shall not be considered a novation or a new contract. Borrower and Guarantor acknowledge that all existing rights, titles, powers, Liens, security interests and estates in favor of the Lenders constitute valid and existing obligations and Liens and security interests as against the Collateral in favor of the Administrative Agent for the benefit of the Lenders. Borrower and each Guarantor confirm and agree that (a) neither the execution of this Fifth Amendment nor the consummation of the transactions described herein shall in any way effect, impair or limit the covenants, liabilities, obligations and duties of the Borrower and each Guarantor under the Loan Documents and (b) the obligations evidenced and secured by the Loan Documents continue in full force and effect. Each Guarantor hereby further confirms that it unconditionally guarantees to the extent set forth in the Guaranty the due and punctual payment and performance of any and all amounts and obligations owed the Borrower under the Credit Agreement or the other Loan Documents.

     8.     This Fifth Amendment may be executed in any number of counterparts and all of such counterparts taken together shaft be deemed to constitute one and the same instrument.

     9.     THIS FIFTH AMENDMENT AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW

PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS LOUISIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

[Remainder of Page Intentionally Blank]

BORROWER:

NEWPARK RESOURCES, INC.

By:	/s/ John R. Dardenne, Sr. John R. Dardenne, Sr.
Title: Treasurer

GUARANTORS:

EXCALIBAR MINERALS INC.,
MALLARD & MALLARD OF LA., INC.,
NEWPARK HOLDINGS, INC.,
SUPREME CONTRACTORS, L.L.C.,
NEWPARK DRILLING FLUIDS, LLC,
NEWPARK ENVIRONMENTAL SERVICES, L.L.C.,
NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.,
NEWPARK TEXAS, L.L.C.,
EXCALIBAR MINERALS OF LA., L.L.C., and
SOLOCO, L.L.C.

By:	/s/ John R. Dardenne John R. Dardenne, Sr., Treasurer

BATSON MILL, L.P.,
NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P.,
NEWPARK SHIPHOLDING TEXAS, L.P.,
NID, L.P.,
SOLOCO TEXAS, L.P.,
NES PERMIAN BASIN, L.P. and
NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.

By:	Newpark Holdings, Inc., the general partner of each

	By:	/s/ John R. Dardenne John R. Dardenne, Sr., Treasurer

BANK ONE, NA,
(Main Office, Chicago) Individually as a Lender and as Administrative Agent and as LC Issuer

By: Title:	/s/ J. Charles Freel, Jr. Director, Capital Markets

CREDIT LYONNAIS NEW YORK BRANCH

By: Title:	/s/ Oliver Audemard Senior Vice President

ROYAL BANK OF CANADA

By: Title:	Manager

HIBERNIA NATIONAL BANK

By: Title:	/s/ Cheryl H. Denenes Vice President

COMERICA BANK

By: Title:	Assistant Vice President

WHITNEY NATIONAL BANK

By: Title:	/s/ Michael Jesse Shannon Senior Vice President